Exhibit 99.1

VIAVID
communications simplified.

Kandi Technologies Group, Inc.

First Quarter 2018 Earnings Conference Call

May 10, 2018

C O R P O R A T E   P A R T I C I P A N T S

Kewa Luo, Manager, Investor Relations

Hu Xiaoming, Chairman, President and Chief Executive Officer

Mei Bing, Chief Financial Officer

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Karl Scherer, Rang Ring Consulting Institute

Ted Schwartz, Private Investor

Mike Pfeffer, Oppenheimer

Todd Krajniak, KC and Kraniak Capital Management

Mark Kahnau, Swiss Liquid Future

Steve Miller, Private Investor

Arthur Porcari, Corporate Strategies ING

Michael Fearnow, Focus Tech Investments

P R E S E N T A T I O N

Operator:

Good day, and welcome to the Kandi Technologies First Quarter 2018 Financial Results Call. Today’s conference is being recorded. As a reminder, this conference is being recorded.

At this time, I would now like to turn the conference over to Kewa Luo. Please go ahead.

Kewa Luo:

Thank you, Operator. Hello, everyone, and welcome to Kandi Technologies Group, Inc.’s First Quarter 2018 Earnings Conference Call. The Company distributed its earnings press release earlier today and you can find a copy on Kandi’s website at www.kandivehicle.com.

With us today are Kandi’s Founder, Chairman and the CEO, Mr. Hu Xiaoming, and Chief Financial Officer, Mr. Mei Bing. Both will deliver prepared remarks, followed by a question and answer session.

Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call. Please note that the discussion today will contain forward-looking statements made under the Safe Harbor provisions of the U.S. Private Security Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s results may differ materially from the views expressed today. Further information regarding these and other risks and uncertainties are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in other documents filed with the U.S. Securities and Exchange Commission. Kandi does not assume any obligation to update any forward-looking statements, except as required under applicable law.

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As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference will be available on Kandi’s investor relations website.

I will now turn the call over to Kandi’s Founder, Chairman and CEO, Mr. Hu Xiaoming.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Hello, everyone. Thank you for joining our First Quarter 2018 Earnings Conference Call.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

We’re very pleased with our strong business performance in the first quarter, even though this quarter is a slow season, hawse have taken strides to accelerate our EV sales. In March, the JV Company unveiled its first all-electric SUV model Geely Global Hawk EX3, although it is not yet in production, there has already been overwhelming requests from interested dealers. At the end of March, Kandi Model K23 production was launched and sales are expected to be advanced in the second half of 2018. We are confident in these new EV products becoming a driving force that will fuel the growth of Kandi’s EV business.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

In the first quarter, we completed the acquisition of Jinhua An Kao Power Technology Co., Ltd. and have consolidated its financial statements. An Kao’s unique systems of pure electric car battery replacement and battery technology are a major step forward to our existing EV offering. The acquisition is expected to generate additional revenues and provide a considerably competitive advantage in product delivery and services that will lead to market share gain.

Looking forward, we expect continued momentum of Kandi’s EV business to a new phase of growth in 2018.

Now, I would like to turn the call to our Chief Financial Officer, Mr. Bing Mei, to give you details to give you financials of the first quarter. Afterwards, we will answer your questions.

Bing Mei:

Thank you, Mr. Hu, and hello to everyone on the call. Now, I would like to provide a brief overview of our financial results for the first quarter 2018. Please note, all numbers I will discuss today are in U.S. dollars, unless otherwise noted.

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First, let me walk you through the first quarter financial results. Total net revenue for the first quarter were $8.3 million, an increase of 95% from $4.3 million for the same quarter of 2017. The increase in revenue was largely due to the revenue of EV part sales from our newly acquired Jinhua An Kao Division. EV parts sales were approximately $6.4 million for the first quarter of 2018, or 76.4% of our total net revenue, an increase of $3.7 million, or 139.1%, compared with the same quarter of 2017.

Our cost of goods sold was $7 million during the first quarter, an increase of 93.8% from $3.6 million in the same quarter of 2017. The increase was primarily due to the corresponding increase in sales.

Gross profit for the first quarter was $1.3 million, an increase of 101.7% from $0.7 million for the same quarter of 2017. Gross margin increased to 16.1% in the first quarter from 15.6% in the same quarter of 2017. Margin increase was mainly due to the vast majority of gross profits came from more profitable EV parts business in the three months ended March 31, 2018.

Total operating expense in the first quarter was $1.1 million, compared with the $29.4 million in the same quarter of 2017. The decrease in total operating expense was mainly due to the decrease in R&D expenses and the stock compensation expenses in this quarter.

Net income was $3.7 million in the first quarter, an increase of $27.9 million, as compared to a net loss $24.2 million in the same quarter of 2017. The increase was primarily due to the increased sales and gross profits, increased profits from the JV company, and the significantly decreased R&D expenses in this quarter.

Non-GAAP net loss in the first quarter was $0.6 million, a decrease of $21.1 million, from $21.7 million of non-GAAP net loss in the same quarter of 2017. The decrease of loss was mainly due to increased sales and gross profits, increased profits from the JV company, and significantly decreased R&D expenses this period.

Let me touch on the JV company’s financials now. For the first quarter of 2018, the JV company’s net sales were $33.8 million, compared to $1.3 million in the same quarter of 2017. There were 3,295 EV products sold during the quarter. Net income was $1 million, compared to net loss of $10.6 million in the same quarter of 2017. We accounted for our investments in the JV company under the equity method of accounting as we have a 50% ownership interest in the JV company. As a result, we recorded 50% of the JV company’s net income for $0.5 million for the first quarter of 2018. After eliminating intra-entity profits and losses, our share of after-tax profits of the JV company was $0.8 million for the quarter.

Next, I will review the Company’s cash flow. For the three months ended March 31, 2018, cash used in operating activities was $1.1 million, compared to $13.7 million in the same quarter of 2017. Cash used in investing activities was $4 million, as compared to cash provided by investing activities of $2.9 million for the same period of last year. Cash used in financing activity was $3.1 million, compared to cash provided by financing activity of $1.6 million for the same period of last year. We have working capital surplus of $50.1 million as of March 31, 2018, compared to $53.7 million as of December 31, 2017. As of March 31, 2018, we had total cash and restricted cash of $8.5 million, compared to $16.1 million at December 31, 2017.

That’s it from me.

Kewa Luo:

Operator, we are ready to take some questions.

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Operator:

Thank you. If you would like to ask a question, please signal by pressing star, one on your telephone keypad. If you’re using a speakerphone, please make sure your mute function is turned off to allow your signal to reach our equipment. Again, press star, one to ask a question.

We will now take our first question from Karl Scherer from Rang Ring Consulting. Please go ahead.

Karl Scherer:

Good morning or good evening, Mr. Hu and all attendants. I have a question regarding the last conference call, in which Mr. Hu stated and confirmed that Kandi joint venture was already doing business with DiDi Chuxing, the largest ride-hailing company in Asia and owner of Uber China. In that conference call, Mr. Hu anticipated that Kandi would soon be selling cars to the new Geely sponsored CaoCao hailing company, valued at $1.6 billion, which was started by the Kandi joint venture partner Li Shufu. So, have any sales been made yet to CaoCao?

Kewa Luo:

Thank you for the question. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The CaoCao Zhuan Che is a ride-hailing program. Now, regarding the ride-hailing business, we’re still in a discussion with potential partners. Once we have come to any definitive agreement, we will update the market.

Karl Scherer:

I see. So, which of the Kandi models would likely be used in that case?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming

(Chinese spoken)

Kewa Luo:

We haven’t decided yet. Once we have news, we will let you know.

Karl Scherer:

I see, and would those electric vehicles be rather sold to the companies like DiDi or CaoCao, or would they be leased their drivers as some kind of interconnect through the ride-hailing companies?

Kewa Luo:

(Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Whether we sell or lease the EV to DiDi or CaoCao will depend, because DiDi’s program allows the driver to have their own car, or they can provide the car to the driver. However, for CaoCao zhuan che, the drivers are not allowed to use their personal vehicle to do the program. Therefore, for CaoCao Zhuan che, the driver will have to use the car the company provides.

Karl Scherer:

I see, and how would that apply to the Hainan Island Province? Is that also going through partners like CaoCao or DiDi, or would Kandi be directly leasing vehicles?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mr. Hu is saying that everything is possible.

Karl Scherer:

I see. Thank you, and congratulations for a good first quarter. It looks like you’re making a turnaround.

Kewa Luo:

Thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Operator:

We will now take our next question from Ted Schwartz from TAS Associates. Please go ahead.

Ted Schwartz:

Hi, Kewa. With all the new Kandi EVs reported the past two years, can Mr. Hu tell us which EVs are still being sold by name and what market they’re being sold for; for instance, car-share, consumer, ride-hail? Also, which of the four facilities will be making each EV and what is the capacity in each of these facilities?

Kewa Luo:

Thank you, Ted. (Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

K12 and K17s are currently the products that are being sold, and K22 and K27 will be in production and being sold very soon, and these two cars are the modified vehicles based on the K12 and the K17. Also, we are going to have EX3 and K23 soon in production as well, and these two cars will be most likely for ride-hailing market, and EX3 will also be targeting consumers. JV company’s electric vehicles, in general, are all consumer-focused.

I’d also like to mention that all the vehicles for now that are being sold are currently manufactured at Zhejiang Geely Auto’s subsidiary in Shanghai. The JV company’s factory sells EV products to Geely’s subsidiary in Shanghai and Geely’s subsidiary will sell the final EVs to the market. Once our Rugao facilities receives the license, these EV models will all be sold to the market from Rugao.

Ted Schwartz:

I have one other quick question. Mr. Hu had previously said we could get an idea of monthly sales from public sources over there in China. Can you explain why they showed zero sales for Kandi in the first quarter? Could it be that if it’s sold to a car-sharing or car-hailing company they don’t pick it up as a sale? It just doesn’t make any sense for them to have shown zero sales in the first quarter. I wonder if there is an explanation.

Kewa Luo:

You say in the past that Mr. Hu said don’t look at those third-party resources or do look at those resources? Because, we always recommend to follow Company’s official announcements and we cannot comment on the third party. But, you say that Mr. Hu suggested to look at those third-party resources for the sales or not look at those resources for the sale sales?

Ted Schwartz:

All right, thank you. At least, I’m very pleased. It looks like the Company has finally turned around and look forward to the balance of the year.

Kewa Luo:

No, no, hang on, please. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I’d like to recommend to you one more time that do not follow the sales figures from the third-party media, because they will have a different way to find out the sales number for each company, and always follow the Company official announcements or SEC filings. One reason, I think, maybe, is right now, our EVs are sold from Geely’s Shanghai subsidiary, probably they didn’t catch that part. So, again, the third-party resources may not be accurate. I cannot comment on that, but always follow our official announcements.

Ted Schwartz:

Thank you very much.

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Kewa Luo:

Thank you, Ted.

Operator:

We will now take our next question from Mike Pfeffer from Oppenheimer. Please go ahead.

Mike Pfeffer:

Good morning. Late last year, Kandi made a major acquisition, Jinhua An Cao. We were told, among other, it was involved in quick batter exchange, a feature pioneered and patented by Kandi early in the decade. Now we see this feature coming back not just with An Kao, but as an option in Geely Kandi’s new EX3. Can Mr. Hu explain the differences and similarities of the new quick battery exchange to the old, and why does he feel now quick battery exchange can make it when it couldn’t in the past? Is it still side slide, and if so, are any other China EV companies likely to license Kandi’s patented side slide QBX? Can you talk a little bit more about An Kao? Thank you.

Kewa Luo:

Thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay, I’d like to clarify that the different technology patent we have from An Kao. So, what An Kao has is the equipment that can exchange the battery for EVs, and what we have at Kandi is the quick battery exchange technology on the EVs. So, again ours is the option electrical vehicles have for exchanging the battery, but An Kao has the equipment to help the EVs to change the battery. That’s the first thing I’d like to clarify. I hope you don’t get confused.

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Second, I do, and I always believe that quick battery exchange is the ultimate solution for electric vehicles. In the past few years, this concept was still not being acknowledged by the market, but, however, the reality has proved that this battery exchange method has been accepted widely by the market and will be popular going forward.

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mike?

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Mike Pfeffer:

Yes. Are other China EV companies likely to license your patent and technology, is that a possibility?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mr. Hu is saying that now we don’t have any, but once the quick battery exchange becomes very popular, we think it will be possible.

Mike Pfeffer:

Thank you.

Kewa Luo:

Thank you.

Operator:

We will now take our next question from Todd Krajniak from KC and Kraniak Capital Management. Please go ahead.

Todd Krajniak:

Hi, thank you for taking my call. I’d like to focus Hainan for a minute. For two years, Management’s been teasing shareholders about this new mystery EV Kandi was developing for the Hainan government with a $45 million grant in their $250 million facility built by Kandi, not the JV. For 18 months now, we’ve been able to research and, through the Chinese Internet, have found constantly stories, articles, government articles about this facility being built by Kandi Technologies. Finally, when the day comes for the grand reveal of this new mystery EV and the PR comes out, it’s on a Friday, which is usually reserved for bad news, but even worse, it was on Good Friday, a holiday when the U.S. stock market was closed.

While the PR, for those few who happened to see it saw the EV being mentioned, little was mentioned that this was also the grand opening of the new Kandi build, and supposedly still wholly-owned, $250 million facility. Nothing in the PR was mentioned about this cost or that Kandi, itself, did all the R&D it filled with the factory, or if it was going to be put into the JV, or regarding the car, the fact that the Hainan government had already given two-thirds of a $45 million grant to Kandi, with another $13 million or so due now. All these are important points to explain the story to investors.

So, my questions are—many of the new job placements have shown up in the last week for this plant, but in the name of Kandi, not the JV. Is the JV still going to assume half the facility, and if so, what does this mean to Kandi financially? And I have follow-on questions.

Kewa Luo:

Okay. Let me first translate what you have now. (Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The information you have mentioned about the Hainan facility have been gradually announced to the market throughout the course of the period, so it’s not that we haven’t announced it yet.

Regarding to the job placement ads, my answer is the ownership of Hainan facility belongs to Kandi Vehicles 100% for now and it’s not related to the JV company. That’s why you see they are in the name of Kandi.

Todd Krajniak:

Okay. Is the JV still going to assume half of the facility? Will there be a transference of the facility?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Based on the original agreement we have with Geely, the Hainan facility will be injected into the JV when the factory is completely finished and start selling the product and when the timing is good. by then, the Hainan facility will be injected into the JV.

Todd Krajniak:

Okay, excellent. Is the K23 actually being made now? We’ve had the announcement production launched. Are you manufacturing the cars at this time? Are there any pre-sales? If you’re not manufacturing the car at this time, is there a targeted date of when the production of the vehicle will start?

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The progress at the Hainan facility has been going pretty well. As you know from our press release, the trial production for the first batch of K23 began on March 28, and now it’s being evaluated by the National Authorized Department, and we are expecting to start to sell at the end of June.

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Todd Krajniak:

Okay, excellent. Thank you very much and congratulations on a wonderful quarter. Have a good day.

Kewa Luo:

Thank you, you too. Next question, please.

Operator:

We will now take our next question from Mark Kahnau from Swiss Liquid Future. Please go ahead.

Mark Kahnau:

Yes, good morning, everyone. As compared to the long-awaited Hainan K23, which I assume the (inaudible) and Kandi shareholders received a very pleasant surprise with the announcement of the new EX3. Almost every day now, on the China media, this new joint venture Geely, which now seems to have (inaudible), is being very favorable compared to the new top mid-size EV SUV, all made in China manufacturers, particularly in price to features. My question is why was the designated change from the K26 to EX3 and Geely’s name now before the EX3? Does it mean that Mr. Hu is now openly behind pushing marketing of this new EV, and possibly sold in Geely’s 4S shop? Will this car be part of the Li Shufu CaoCao car ride-hailing company? Last question, what is the target market for each of the two EX3 models and could it be for export?

Kewa Luo:

I’m sorry, what’s the last question?

Mark Kahnau:

What is the target market for each of these EX3 models and could it possibly be for exporting these cars?

Kewa Luo:

Okay, what’s the target market for the EX3, right?

Mark Kahnau:

Yes.

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay, let me go through your four questions. First of all, actually, all our EVs are under the trademark of Geely Global Hawk. Geely is our long-term partners, and Li Shufu and Geely are always behind the JV company with their support. I’m sure you have seen that.

Secondly, the EX3 is actually targeting more consumers, so maybe some of them will be used for ride-hailing programs, but probably mostly will be for the consumer.

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This one will also be sold—some of them will be sold in 4S stores, but at the launch ceremony, EX3 has been very popular and approximately a few hundred dealers have already paid their deposit. So, this car will be sold in a variety of dealerships, not only in Geely’s 4S store.

Lastly, EX3 is the all-star model of the JV company, although it is not in production yet, but we are pretty confident that once it’s in the market, it will be very well received, and the market for this will be very huge. Now, I can’t estimate.

Is that all your questions?

Mark Kahnau:

That’s very kind of you, yes, great answers. I really personally think that the EX3 will be maybe the game-changer for Kandi going forward. So, thanks a lot for this great quarter and looking forward.

Kewa Luo:

Thank you very much. Next question.

Operator:

We will now take our next question from Steve Miller, Private Investor. Please go ahead.

Steve Miller:

Hi, Kewa. I have two questions. My first question has to do with the earnings information that was disclosed in the SEC 10-K that came out after the last conference call, but it wasn’t discussed in either the PR to that earnings release or in the call itself. In the past, Kandi broke out first quarter results from the full year’s report. This year, when we needed it most, it did not. However, if a rare shareholder took the time to read that 10-K, under Management’s Discussion, he would have seen, and I quote, “Management proudly breaks down that over 40% of 2017 revenues came in the fourth quarter.” It would have been good if all the investors were shown the strong year ending before the conference call, instead of just stressing the large full year loss that was caused by the first half. So, my question is simply was there some strategic reason to break precedence and hide this clearly fourth quarter favorable result?

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I think we discussed in great details about the fourth quarter with the year-over-year comparison in our 10-K. Our Management Team is pretty happy with the fourth quarter results. I hope all the shareholders see the effort we have been making constantly. But, why we didn’t separately talk about fourth quarter, we didn’t really have any particular reason, because we think we have discussed a lot under the MD&A part, so we didn’t state more information separately about the fourth quarter in the 10-K, but we believe we have talked pretty clearly in a lot of details already.

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

Mr. Hu is saying that we appreciate your suggestion. In the future, we will take that consideration into our filing preparation work.

Steve Miller:

All right. I just don’t understand why you would have said, basically, that piece of good information and not have emphasized it in your press release and on the last conference call. My second question is—and I think everyone on this call with agree me. The share performance for the past few years, compared to the rest of the market, whether you consider the United States or China, has been absolutely horrible, not so much because of your performance, but due to confusion and lack of clarity. Kandi has far out-performed—I hesitate to say—Tesla three to one EVs that have been developed, and Kandi has been much better in overall financial performance versus Tesla, but Tesla’s market is 200 times Kandi’s, up from 20 times in 2014. Why? Because no one less respects the importance of keeping its shareholders and analysts informed both on the good stuff and on the bad staff. Kandi shareholders, most of whom who don’t know a single word of Chinese, don’t have the time or the ability to check the China media, and Mr. Hu has already told us on this call not to trust the China media. This is great if you want to own the most undervalued, best-kept secret stock to retirement, but it’s terrible in trying to get new investors interested, and it makes it easy for certain short parties to manipulate the share price. Does Mr. Hu have a comment, and that’s my last comment. Thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thanks for your suggestions. I think Kandi is more focusing on growing the business. In terms of how we manage the investors and managing their expectations in the capital market, I have to say we’re still learning. The Company will try its best to enhance our investor relations going forward to provide more transparency, as long as it is not in violation of the applicable laws and won’t interfere the Company’s business operations. I want to say, in the past, we always filed a Q or K before the market close, sometimes even after market closed on the day, but given the suggestions from the shareholders, starting this quarter, as you can see, we already filed our 10-Q before the market opened today. We are working very hard to making progress. I hope the shareholders appreciate that.

Hello?

Steve Miller:

Yes, that’s it. Thank you, Kewa.

Kewa Luo:

Thank you.

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Operator:

As a reminder, to ask a question, please press star, one on your telephone keypad. We will now take our next question from Arthur Porcari from Corporate Strategies ING. Please go ahead.

Arthur Porcari:

Congratulations on a great start for 2018, Mr. Hu, both for Kandi and JV’s pleasant surprise at the 3,300 car sales in the quarter. This is really multiple parameters, in addition to the earnings per share, and based on the limited information that we have from the press release. It’s interesting you should just happen to mention before I got on over here that you actually did finally file your filing, not at the end of the day, which has been a pet peeve of mine for a number of years, because let’s face it, the reason—it can get better, it’s got to be put out, the 10-K has to be put out before. That’s what analysts are looking for. They want to ask questions on the current 10-K or the current 10-Q. They need at least a half-hour to an hour in advance to ask those questions. Otherwise, we get stuck in dilemma, where we have to start asking questions three months later. Like, for example, something that was buried—let me address something that was buried in the last 10-K three months ago. If you want to tell Mr. Hu that so far, or else I’ll go ahead into my comment?

Kewa Lu:

(Chinese spoken) All right, go ahead.

Arthur Porcari:

Okay. For example, in the last 10-K which was filed after—not only after the conference call, but after the market closed, Kandi had a possible major near-term upside, $160 million cash windfall disclosed, but buried, not said in the conference call or PR, but buried in the 10-K. Had this filing been pre—released, questions could have been asked at that time, and likely a much better market reaction.

So, let me ask now, hidden in the recent developments of that 10-K, that never mentioned on the call, was the following regarding a possible Kandi land use rights sale to the Jinhua government of Kandi’s—not the JV, but Kandi’s 400 acre old legacy off-road vehicle facility in Jinhua. The quote from the 10-K, “The land around the factory areas has been greatly increased since the land became for commercial use after the government revised allocation. If the negotiations reach to an agreement, it is expected that Kandi Vehicles will receive more than RMB 1 billion in cash compensation from the development zone.”

If I’m correct, such a sale would give Kandi—and again not the JV, but Kandi—almost US$160 million in cash for a little used asset which is being carried on the books at less than $10 million. This alone is well over half of Kandi’s total market value. What’s the likelihood—so, taken into my question, what is the likelihood that this will happen, and if it does, would the Company commit to take a portion of this to significantly buy back its grossly undervalued shares?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Based on the Jinhua government proposal, this land around our Zhejiang factory will be changed for commercial use. Therefore, the government plan of taking the land and factory, and the relocation, looks pretty promising, but as when this happens, how this is going to happen, is totally up to the government and their own schedule. Once we have more details on the government’s plan, we will update the market.

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In terms of how the Company is going to utilize the compensated money, we will use that for the needs of business development and to maximize our shareholder value, which is always our goal.

Arthur Porcari:

Okay. Well, I had assumed that was the government that came up with that price, it wasn’t Kandi said, “Look, we want $160 million, or RMB 1 billion.” If that’s the case, was this somewhat of a surprise, and was this already put into the US$600 million valuation that Mr. Hu reported the middle of last year as the value of Kandi alone, or would this situation increase the value?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Right now, this valuation is based on the surrounding buildings, surrounding lands, properties’ value to come up, but the final valuation will be based on—of course, up to the government, they will give the final valuation to you.

Arthur Porcari:

Was that included in the $600 million that Mr. Hu last year came for a value of what Kandi alone is worth, which has tripled its current stock price, or more than doubled, certainly?

Kewa Luo:

Are you saying $600 million or $160 million?

Arthur Porcari:

Well, whatever it be, Mr. Hu gave a valuation last year that calculated out to about US$600 million for Kandi. I think it was reported in the third quarter last year. It had to do with discussions at the time about prospective investors, and so on. We talked about it in a prior conference call, as well.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mr. Hu is saying that US$600 million is for Kandi Vehicles’ estimated valuation. The value will likely increasing not decrease.

14

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Operator:

We will now take our next question from Michael Fearnow from Focus Tech Investments. Please go ahead.

Michael Fearnow:

Yes, I would like to address the subsidy payments. The last conference call, Mr. Hu indicated he hoped to have the payments by June of this year. My understanding—this is kind of a two-part question—that we’re owed approximately $150 million on arrear subsidy payments, and we’re also owed about $127 million from the 50% owned joint venture. Does Mr. Hu still expect these subsidy payments to be paid by the summer, and when they are paid, how quickly, or what do you expect the money owed for the joint venture, how will that be addressed? And I’ve got some follow-ons once he answers that.

Kewa Luo:

I’m sorry, did you finish? You are asking about the subsidy, were the—

Michael Fearnow:

Subsidy payments, my understanding is, from the last conference, Mr. Hu indicated it would be paid—hope to be paid by June of this year. Does he still expect that to happen? My understanding is that the arrear payments due are approximately $150 million. There’s also $127 million owed to Kandi from the JV. When the subsidy payments are finally paid, can Mr. Hu address how that will affect the payments owed from the JV, as part of the answer to the subsidy question?

Kewa Luo:

Okay, got it, thanks. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. So, for your first part of the question, on the subsidy payments for 2015 and 2016, right now, it’s already in the process of clearing and settling, so we are still expecting to be finalizing receiving in June or July.

Also, I’d like to clarify. I think, where you mentioned about the owed amount of money from the government to JV and from JV to Kandi are different than the real number. As for now, there is RMB 1.3 billion, approximately 200 million USD owed from government to JV, and just a little bit short of USD 100 million owed from JV to Kandi. So, once JV has received part or all the subsidy and will prioritize the payment back to Kandi.

Michael Fearnow:

That was a little different than the numbers I understood, but let me kind of follow up and get some flavor on how these subsidies are going to be handled in the future. As we all know, Kandi has started introduction of two new vehicles that have much longer range, and if he could address the expectation of receiving future subsidies and will the production and sale of these longer range models in any way restrict payments due to the lack of—restrict the growth of the Company, I should say, due to lack of receiving future subsidy payments?

15

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Kewa Luo:

I’m sorry, so what are you trying to ask?

Michael Fearnow:

Okay. I’m trying to get some flavour on Mr. Hu’s expectation on how long it will take to receive future subsidy payments earned from future sales of vehicles until the subsidy expires; and, specifically, with the two new models having a longer range, and probably more expensive cars, as those go into larger sales volumes in the coming quarters, is that going to restrict the Company’s ability to operate at full capacity while they’re waiting on future subsidy payments.

Kewa Luo:

I see, I see, thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

First of all, I don’t believe this is going to have a negative impact on our sales, especially for the cash flow cycle. For now, the JV company’s government subsidy receivables are over RMB 1.3 billion, but I believe that by June or July, we should be able to receive about RMB 500 million. Therefore, the total owed in the future won’t exceed RMB 1.3 billion. As a result of sales and the prepaid subsidy are going to be in a very healthy cycle, so I don’t think this matter is going to impact JV sales.

Michael Fearnow:

Okay, thank you.

Kewa Luo:

Thank you. Operator?

Operator:

There are no further questions in the queue at this time, so I’d like to turn the call back to yourselves for any additional or closing remarks.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you, ladies and gentlemen, for attending Kandi’s 2018 First Quarter Earnings Call. In closing, allow me to represent the Board of Directors and the Management Team at Kandi Technologies Group to reaffirm our comment. We will continue to work diligently to maximize shareholder value by focusing on growing our EV business strategically, while delivering strong operational results. Thank you very much for your support. We look forward to talking with you the next quarter. If you have any additional questions, please don’t hesitate to contact our Investor Relations person. Good-bye.

Operator:

This concludes today’s call. Thank you for your participation, ladies and gentlemen. You may now disconnect.

 16

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